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                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                               PBOC HOLDINGS, INC.


        PBOC Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the Corporation is PBOC Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 2, 1987 under the name of SOCAL Holdings, Inc., was amended on October 29, 1987, and amended and restated on July 29, 1992 (the "First Amended and Restated Certificate of Incorporation") and again on June 1, 1995 (the "Second Amended and Restated Certificate of Incorporation"). A Certificate of Amendment of Amended and Restated Certificate of Incorporation was filed on March 20, 1998 ("Certificate of Amendment").

        2. The Corporation, by resolutions duly adopted and declared advisable by its Board of Directors, has authorized an amendment and restatement of the Certificate of Incorporation (the "Third Amended and Restated Certificate of Incorporation") in accordance with Sections 242 and 245 of the Delaware General Corporation law. Such Third Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's stockholders by unanimous written consent in accordance with the Corporation's Bylaws and in accordance with the Delaware General Corporation Law.

        3. In accordance with the terms of a Stockholders' Agreement (the "Stockholders' Agreement") dated April 20, 1998 between the Corporation and all of the holders of its common stock, par value $0.01 per share ("Common Stock"), on May 12, 1998, prior to the Corporation's execution of an Underwriting Agreement with respect to the sale of Common Stock registered with the Securities and Exchange Commission pursuant to Registration Statement No. 333-48397 (the "Underwriting Agreement"), all 85,000 shares of the Corporation's outstanding Series C Preferred Stock, par value $0.01 per Share, all 68,000 shares of the Corporation's outstanding Series D Preferred Stock, par value $0.01 per share, and 321,000 shares of the 332,000 shares of the Corporation's outstanding Series E Preferred Stock, par value $0.01 per share, were exchanged for shares of the Corporation's Common Stock. The Corporation's Series C Preferred Stock and Series D Preferred Stock were retired on such date and the Certificates of Designations and Preferences with respect to the Series C Preferred Stock and the Series D Preferred Stock were cancelled.

        4. In accordance with the terms of the Stockholders' Agreement, immediately subsequent to the closing of the transactions contemplated by the Underwriting Agreement, the remaining 11,000 shares of outstanding Series E Preferred Stock shall be exchanged for shares of the Corporation's Common Stock. The Company's Series E Preferred Stock shall be retired on such date and the Certificate of Designations and Preferences with respect to the Series E Preferred Stock shall be cancelled.


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        5. On the date of effectiveness of the Third Amended and Restated
Certificate of Incorporation, each outstanding share of the Corporation's Common Stock, which heretofore was entitled to 0.5939 of a vote for each share held by such holder on any matter requiring a vote by holders of the Common Stock shall be entitled automatically and without further action to one (1) vote for each share held by such holder on any matter requiring a vote by holders of the Common Stock.

        6. The text of the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, is hereby amended and restated in its entirety to read as herein set forth in full:

                                    ARTICLE I
                                      NAME

        The name of the corporation is PBOC Holdings, Inc. (hereinafter referred to as the "Corporation").


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

        The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of the registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III
                               NATURE OF BUSINESS

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
                                  CAPITAL STOCK

        The total number of shares of capital stock which the Corporation has authority to issue is 100,000,000, of which 25,000,000 shall be serial preferred stock, $0.01 par value per share (hereinafter the "Preferred Stock"), and 75,000,000 shall be common stock, par value $0.01 per share (hereinafter the "Common Stock").

        Except as provided in any resolution or resolutions establishing a class or series of Preferred Stock pursuant to this Article IV, the holders of the Common Stock shall exclusively possess all


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voting power. Each holder of shares of Common Stock shall be entitled to one (1)
vote for each share held by such holder, and holders of shares may not cumulate votes for the election of directors.

        Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

        In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation's debts and liabilities; and
(ii) distributions or provisions for distributions to holders of any class or series of stock having preference over the Common Stock in the liquidation, dissolution or winding up of the Corporation. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

        The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

               (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

               (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

               (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

               (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

               (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;


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               (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

               (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

               (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

               (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

               (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

        The powers, preferences and relative, participating, optional and other special rights, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.


                                    ARTICLE V
                                PREEMPTIVE RIGHTS

        No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.




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                                   ARTICLE VI

                                    DIRECTORS

        A. DIRECTORS AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

        B. CLASSIFICATION AND TERM. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the directors of the Corporation shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of the filing of the Amended and Restated Certificate of Incorporation in connection with the Corporation's initial public offering; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of the filing of said Amended and Restated Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of the filing of said Amended and Restated Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

        C. NO CUMULATIVE VOTING. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

        D. VACANCIES. Except as otherwise fixed pursuant to the provisions of
Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.



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        E. REMOVAL. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.


                                   ARTICLE VII
                       MEETINGS OF STOCKHOLDERS AND BYLAWS

        A. MEETINGS OF STOCKHOLDERS. No action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meetings of stockholders, nor any action which may be taken at any annual or special meetings of stockholders, may be taken without a meeting, without prior notice and without a vote of such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

        B. BYLAWS. The Board of Directors or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision of the Bylaws of the Corporation which is inconsistent with Articles VI, VII, VIII, IX and X of this Amended and Restated Certificate of Incorporation or Sections 2.3, 2.14 and 4.15 of the Bylaws of the Corporation and which is not approved by the affirmative vote of 80% of the members of the Corporation's Board of Directors then in office.


                                  ARTICLE VIII
                       LIABILITY OF DIRECTORS AND OFFICERS

        The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Amended and Restated Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this
Article VIII shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any


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proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.


                                   ARTICLE IX
                       INDEMNIFICATION, ETC. OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

        A. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Section 145 of the General Corporation Law of the State of Delaware, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent.

        B. ADVANCEMENT OF EXPENSES. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

        C. OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

        D. INSURANCE. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of


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his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Amended and Restated Certificate of Incorporation or this Article IX.

        E. MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article IX shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article IX shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

        F. COMPLIANCE WITH APPLICABLE LAW. Any payments made pursuant to paragraphs A and B of this Article IX shall be subject to compliance under 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.


                                    ARTICLE X
                                    AMENDMENT

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of this Amended and Restated Certificate of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and, to the extent required by applicable law, is thereafter approved by the holders of a majority (except as provided below) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles VI, VII, VIII, IX and X hereof and which is not approved by the affirmative vote of 80% of the Corporation's Board of Directors then in office.



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        IN WITNESS WHEREOF, PBOC Holdings, Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary on this 15th day of May 1998.

                                                    PBOC HOLDINGS, INC.
Attest:



     /S/ J. MICHAEL HOLMES                By:         /S/RUDOLF P. GUENZEL
---------------------------------                 -------------------------
Name: J. Michael Holmes                   Name:  Rudolf P. Guenzel
Title:   Secretary                        Title:  President and Chief Executive
                                                   Officer


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